Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-111360, Form S-3 No. 333-118595, Form S-3 No. 333-121297, Form S-3 No. 333-122887, Form S-3 No. 333-128929, Form S-3 No. 333-133786, Form S-3 No. 333-139173,  Form S-3 No. 333-156237, Form S-3 No. 333-187934, Form S-3 No. 333-193490, and 333-196420) of Discovery Laboratories, Inc. and in related Prospectuses

(2) Registration Statement (Form S-8 No. 333-180497, Form S-8 No. 333-184277 Form S-8 No. 333-189966, and Form S-8 No. 333-197139) pertaining to the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan

(4) Registration Statement (Form S-8 No. 333-148028) pertaining to the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan

(5) Registration Statement (Form S-8 No. 333-33900, Form S-8 No. 333-55900, Form S-8 No. 333-67422. Form S-8 No. 333-100824,  Form S-8 No. 333-109274, Form S-8 No. 333-116268, Form S-8 No. 333-127790, and Form S-8 No. 333-138476) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc.

(6) Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc., the 1996 Stock Option/Stock Issuance Plan of Discovery Laboratories, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc.

(7) Registration Statement (Form S-8 No. 333-110412, Form S-8 No. 333-137643, Form S-8 No. 333-156443, Form S-8 No. 333-164470, Form S-8 No. 333-165809,  Form S-8 No. 333-169662, Form S-8 No. 333-173259, Form S-8 No.333-180497, Form S-8 No. 333-187486, Form S-8 No. 333-191502, Form S-8 No. 333-197139 and Form S-8 No. 333-201478) pertaining to the 401(k) Plan of Discovery Laboratories, Inc.

of our reports dated March 16, 2015, with respect to the consolidated financial statements of Discovery Laboratories, Inc. and subsidiary and the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc. and subsidiary, included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 16, 2015